PowerSchool Announces First Quarter Financial Results

•First quarter total revenue increased 16% year-over-year to $185.0 million, meeting outlook
•First quarter GAAP net loss was $22.8 million, representing 12% of total revenue, and Adjusted EBITDA* increased 24% year-over-year to $61.3 million, exceeding outlook and representing 33% of total revenue
•ARR* increased 18% over the prior year to $720.3 million as of March 31, 2024
•NRR* of 107.0% improves sequentially 30 basis points from the fourth quarter of 2023

FOLSOM, CA – May 7, 2024: PowerSchool Holdings, Inc. (NYSE: PWSC) ("PowerSchool" or the “Company”), the leading provider of cloud-based software for K-12 education in North America, today announced financial results for its first quarter ended March 31, 2024.

“We opened 2024 with a strong first quarter in which we met our revenue guidance and exceeded the high end of our profitability guidance. We continue to see strong market demand for our suite of mission-critical products, which drove double-digit ARR and revenue growth, while our continued focus on operating leverage helped drive a 2-percentage point improvement in our adjusted EBITDA margin," said Hardeep Gulati, PowerSchool CEO. “Our platform of leading K-12 solutions continues to be the preferred choice for over 17,000 school districts and states who leverage our technology to enhance operations, empower teachers, and drive positive student outcomes."

First Quarter 2024 Financial Highlights

•Revenue: Total revenue was $185.0 million for the three months ended March 31, 2024, up 16% year-over-year.
•S&S Revenue: Subscriptions and support revenue was $166.9 million, up 18% year-over-year.
•Gross Profit: GAAP gross profit was $105.1 million, representing 57% of total revenue, and Adjusted Gross Profit* was $127.9 million, representing 69% of total revenue.
•Net Income/Loss: GAAP net loss was $22.8 million, representing 12% of total revenue, and Non-GAAP Net Income* was $35.4 million, representing 19% of total revenue.
•Adjusted EBITDA: Adjusted EBITDA* was $61.3 million, up 24% year-over-year and representing 33% of total revenue.
•Earnings/Loss Per Share: GAAP net loss per diluted share was $0.12 on 202.7 million shares outstanding. Non-GAAP net income per diluted share* was $0.17 on 204.1 million shares outstanding.
•Cash Flow: Net cash used in operating activities was $89.7 million, representing 48% of total revenue, and Free Cash Flow* was negative $102.5 million, representing 55% of total revenue.
•ARR: Annual Recurring Revenue (ARR)* was $720.3 million, up 18% year-over-year, and Net Revenue Retention Rate* was 107.0%.

* Definitions of the key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most closely comparable GAAP measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights

•Customer Momentum: Won several notable deals in the quarter, including our largest-ever Special Programs contract, with the Indiana Department of Education, and significant cross-sells to Toledo Public Schools, Visalia Unified School District, San Bernardino City Unified School District, and LEAP Social Enterprise in Puerto Rico.
•Delivering AI: Announced general availability of two AI-powered solutions, PowerBuddy for Learning and PowerBuddy for Assessment, which streamline workflows, reduce teacher workload, and enhance personalized education. These solutions integrate with Schoology and Assessments, adhere to responsible AI principles, and leverage Microsoft Azure's OpenAI Services technology to benefit educators, students, and parents.

•Leading AI Readiness: Continued creating demand for AI solutions in key markets by releasing an AI Readiness customer assessment and hosted the inaugural 'Innovation in Education: UAE Schools' Summit' in collaboration with Esol Education. The event brought together top schools and education leaders from across the UAE to discuss how to prepare for new AI solutions by implementing a secure data lake and Responsible AI principles. Additionally, PowerSchool hosted AI Readiness workshops in Folsom, CA, and delivered a keynote address at the British Educational Training and Technology Show (BETT) in January outlining guidance for the responsible use of Generative AI in education and the evolution of PowerSchool's AI ecosystem. Finally, PowerSchool joined the UNESCO Global Education Coalition to support the digital transformation of education worldwide.
•International Expansion: Continued progress in international markets including the signing of one of our first partner deals through our channel partner Board Middle East (BME). BME helped us land Knights of Knowledge International Schools in Saudi Arabia, who purchased SIS, Schoology, and supporting modules to benefit their students and teachers. Another notable win was with Arabian Education Development in the UAE, an existing customer using SIS, Schoology, Talent, Analytics, and other products, who expanded by purchasing our Behavior solution. And in Latin America, we broadened our presence with the International School of Tegucigalpa, an existing Schoology customer who chose to expand with us by purchasing SIS, Enrollment, Ecollect, and supporting modules.
•Leadership: Added new Chief Accounting Officer Jon Scrimshaw, who brings 20+ years of experience in developing and managing world-class accounting, financial reporting, treasury, and tax functions for global software and technology companies including most recently Valencell, Inc. and Red Hat, Inc.

Commenting on the Company’s results, Eric Shander, PowerSchool President and CFO, added, “We demonstrated continued operational excellence and execution in line with our strategy during the first quarter. Our leading platform is resonating with customers worldwide and helping drive sustainable double-digit top line growth. We believe our focus on innovative new products that solve the K-12 ecosystem's most pressing challenges will provide meaningful differentiation that will drive long-term value for students, educators, employees, and shareholders."

Financial Outlook

The Company currently expects the following results:
Quarter ending June 30, 2024 (in millions)

Total revenue	$192	to	$197
Adjusted EBITDA*	$67	to	$69
Year ending December 31, 2024 (in millions)

Total revenue	$786	to	$792
Adjusted EBITDA*	$268	to	$273

* Adjusted EBITDA, a non-GAAP financial measure was not reconciled to net income (loss), the most closely comparable GAAP financial measure because net income (loss) is not accessible on a forward-looking basis. The Company is unable to reconcile Adjusted EBITDA to net loss without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on net income (loss). The foregoing financial outlook reflects the Company’s expectations as of today's date. Given the number of risk factors, uncertainties, and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical non-GAAP financial measures to the most closely comparable GAAP measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call Details

PowerSchool will host a conference call to discuss the first quarter 2024 financial results on May 7, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Those wishing to participate via webcast should access the call through PowerSchool’s Investor Relations website. An archived webcast will be made available shortly after the conference call ends.

Those wishing to participate via telephone may dial 1-844-826-3035 (USA) or 1-412-317-5195 (International) by referencing conference ID 10187624. The telephone replay will be available from 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time) on May 7, 2024, through May 21, 2024, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International) and referencing the replay passcode 10187624.

About PowerSchool

PowerSchool (NYSE: PWSC) is the leading provider of cloud-based software for K-12 education in North America. Its mission is to power the education ecosystem with unified technology that helps educators and students realize their full potential, in their way. PowerSchool connects students, teachers, administrators, and parents, with the shared goal of improving student outcomes. From the office to the classroom to the home, it helps schools and districts efficiently manage state reporting and related compliance, special education, finance, human resources, talent, registration, attendance, funding, learning, instruction, grading, assessments, and analytics in one unified platform. PowerSchool supports over 55 million students globally and more than 17,000 customers, including over 90 of the 100 largest districts by student enrollment in the United States, and sells solutions in over 90 countries globally. Visit www.powerschool.com to learn more.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harder provisions of the U.S. Private Securities Litigation Reform Act of 1995. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements are not assurances of future performance and may include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire, and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect, and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the "Annual Report"), filed with the Securities Exchange Commission (“SEC”). Copies of the Annual Report may be obtained from the Company or the SEC.

We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to publicly update forward-looking statements, whether written or oral, to reflect future events, future developments or circumstances, or new information.

Definitions of Certain Key Business Metrics

Annualized Recurring Revenue (“ARR”)

ARR represents the annualized value of all recurring contracts as of the end of the period. ARR mitigates fluctuations due to seasonality, contract term, one-time discounts given to help customers meet their budgetary and cash flow needs, and the sales mix for recurring and non-recurring revenue. We record ARR at the time a customer purchases a new product or renews an existing product, and at a value that represents the contracted annual recurring revenue value excluding any granted one-time discounts. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast, and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Net Revenue Retention Rate (“NRR”)

We believe that our ability to retain and grow recurring revenues from our existing customers over time strengthens the stability and predictability of our revenue base and is reflective of the value we deliver to them through upselling and cross selling our solution portfolio. Typically, our customer agreements are sold on a three-year basis with one-year rolling renewals and annual price escalators. These annual renewal processes provide us an additional opportunity to upsell and cross sell additional products. We assess our performance in this area using a metric we refer to as Net Revenue Retention Rate (“NRR”). For the purposes of calculating NRR, we exclude from our calculation of NRR any changes in ARR attributable to Intersect customers, as this product is sold through our channel partnership with EAB Global, Inc. and is pursuant to annual revenue minimums, therefore the business will not be managed based on NRR. We calculate our dollar-based NRR as of the end of a reporting period as follows:

•Numerator. We measure ARR from renewed and new sale opportunities booked as of the last day of the current reporting period from customers with associated ARR as of the last day of the prior year comparative reporting period.

•Denominator. We measure, as of the last day of the current reporting period, the last twelve months of ARR that was scheduled for renewal.

The quotient obtained from this calculation is our dollar-based net revenue retention rate. Our NRR provides insight into the impact on current year recurring revenues of expanding adoption of our solutions by our existing customers during the current period. Our NRR is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for analytical and supplemental informational purposes only, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted Gross Profit: Adjusted Gross Profit is a supplemental measure of operating performance that is not made under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined in accordance with GAAP. We define Adjusted Gross Profit as gross profit, adjusted for depreciation, share-based compensation expense and the related employer payroll tax, restructuring and acquisition-related expenses, and amortization of acquired intangible assets and capitalized product development costs. We use Adjusted Gross Profit to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that Adjusted Gross Profit is a useful measure to us and to our investors because it provides consistency and comparability with our past financial performance and between fiscal periods, as the metric generally eliminates the effects of the variability of depreciation, share-based compensation, restructuring expense, acquisition-related expenses, and amortization of acquired intangibles and capitalized product development costs from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of this measure enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue and Operating Expenses, and Adjusted EBITDA: Non-GAAP Net Income (Loss), Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA are supplemental measures of operating performance that are not made under GAAP and that do not represent, and should not be considered as, an alternative to net income (loss), GAAP cost of revenue, and GAAP operating expenses, as applicable. We define Non-GAAP Net Income (Loss) as net income (loss) adjusted for depreciation and amortization, share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expenses. We define Non-GAAP Cost of Revenue and Operating Expenses as their respective GAAP measures adjusted for share-based compensation expense and the related employer payroll tax, management fees, restructuring expense, and acquisition-related expense. We define Adjusted EBITDA as net income (loss) adjusted for all of the above items, net interest expense, nonrecurring litigation expense, and provision for (benefit from) income tax. We use Non-GAAP Net Income, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Adjusted EBITDA to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe that Non-GAAP Net Income and Adjusted EBITDA facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.

Free Cash Flow and Unlevered Free Cash Flow: Free Cash Flow and Unlevered Free Cash Flow are supplemental measures of liquidity that are not made under GAAP and that do not represent, and should not be considered as, an alternative to cash flow from operations, as determined by GAAP. We define Free Cash Flow as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized product development costs. We define Unlevered Free Cash Flow as Free Cash Flow plus cash paid for interest on outstanding debt. We believe that Free Cash Flow and Unlevered Free Cash Flow are useful indicators of liquidity that provide information to management and investors about the amount of cash generated by our operations inclusive of that used for investments in property and equipment and capitalized product development costs as well as cash paid for interest on outstanding debt.
These non-GAAP financial measures have their limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, these non-GAAP financial measures should not be considered as a replacement for their respective comparable financial measures, as determined by GAAP, or as a measure of our profitability or liquidity. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

(in thousands except per share data)	Three Months Ended March 31,
	2024	2023
Revenue:
Subscriptions and support	$166,927	$141,073
Service	16,686	16,233
License and other	1,354	2,148
Total revenue	184,967	159,454
Cost of revenue:
Subscriptions and support	46,327	38,194
Service	13,383	14,323
License and other	1,071	951
Depreciation and amortization	19,080	16,021
Total cost of revenue	79,861	69,489
Gross profit	105,106	89,965
Operating expenses:
Research and development	31,651	25,421
Selling, general, and administrative	52,432	49,558
Acquisition costs	753	—
Depreciation and amortization	17,349	15,771
Total operating expenses	102,185	90,750
Income (loss) from operations	2,921	(785)
Interest expense—net	20,996	14,029
Other expenses (income) —net	(99)	44
Loss before income taxes	(17,976)	(14,858)
Income tax expense (benefit)	4,872	(45)
Net loss	$(22,848)	$(14,813)
Less: Net loss attributable to non-controlling interest	(3,290)	(2,960)
Net loss attributable to PowerSchool Holdings, Inc.	(19,558)	(11,853)
Net loss attributable to PowerSchool Holdings, Inc. Class A common stock:
Basic	(19,558)	(11,853)
Diluted	(24,131)	(11,853)
Net loss attributable to PowerSchool Holdings, Inc. per share of Class A common stock, basic and diluted	$(0.12)	$(0.07)
Weighted average shares of Class A common stock:
Basic	165,037,089	160,506,571
Diluted	202,691,148	160,506,571
Other comprehensive income (loss), net of taxes:
Foreign currency translation	(734)	86
Change in unrealized loss on investments	—	3
Total other comprehensive income (loss)	(734)	89
Less: Other comprehensive income (loss) attributable to non-controlling interest	$(136)	$17
Comprehensive loss attributable to PowerSchool Holdings, Inc.	$(20,156)	$(11,781)

CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands)	March 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$17,425	$39,054
Accounts receivable—net of allowance of $6,543 and $7,930 respectively	61,121	76,618
Prepaid expenses and other current assets	51,609	40,449
Total current assets	130,155	156,121
Property and equipment - net	8,181	5,003
Operating lease right-of-use assets	15,900	15,998
Capitalized product development costs - net	112,810	112,089
Goodwill	2,770,971	2,740,725
Intangible assets - net	692,953	710,635
Other assets	35,897	36,311
Total assets	$3,766,867	$3,776,882
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$12,686	$13,629
Accrued expenses	110,858	116,271
Operating lease liabilities, current	3,837	4,958
Deferred revenue, current	275,461	373,672
Revolving credit facility	125,000	—
Current portion of long-term debt	8,379	8,379
Total current liabilities	536,221	516,909
Noncurrent Liabilities:
Other liabilities	1,902	2,178
Operating lease liabilities—net of current	13,461	13,359
Deferred taxes	276,629	275,316
Tax Receivable Agreement liability	375,647	396,397
Deferred revenue—net of current	8,196	6,111
Long-term debt, net	810,497	811,325
Total liabilities	2,022,553	2,021,595
Stockholders' Equity:
Class A common stock, $0.0001 par value per share, 500,000,000 shares authorized, 165,726,673 and 164,796,626 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively.	16	16
Class B common stock, $0.0001 par value per share, 300,000,000 shares authorized, 37,654,059 and 37,654,059 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively.	4	4
Additional paid-in capital	1,532,371	1,520,288
Accumulated other comprehensive loss	(2,828)	(2,094)
Accumulated deficit	(237,945)	(218,387)
Total stockholders' equity attributable to PowerSchool Holdings, Inc.	1,291,618	1,299,827
Non-controlling interest	452,696	455,460
Total stockholders' equity	1,744,314	1,755,287
Total liabilities and stockholders' equity	$3,766,867	$3,776,882

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(22,848)	$(14,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	36,429	31,792
Share-based compensation	14,155	14,549
Amortization of operating lease right-of-use assets	851	788
Change in fair value of contingent consideration	20	(450)
Amortization of debt issuance costs	1,487	876
(Benefit from) provision for allowance for doubtful accounts	(1,272)	369
Loss (gain) on lease modification	(37)	52
Loss (gain) on sale/disposal of property and equipment	(816)	48
Changes in operating assets and liabilities — net of effects of acquisitions:
Accounts receivables	17,748	8,360
Prepaid expenses and other current assets	(9,922)	(7,135)
Other assets	191	(2,283)
Accounts payable	(646)	250
Accrued expenses	(25,371)	(16,512)
Other liabilities	(1,654)	(1,753)
Deferred taxes	4,533	(494)
Tax Receivable Agreement liability	323	16
Deferred revenue	(102,856)	(73,687)
Net cash used in operating activities	(89,685)	(60,027)
Cash flows from investing activities:
Purchases of property and equipment	(3,887)	(356)
Investment in capitalized product development costs	(8,956)	(9,676)
Acquisitions—net of cash acquired	(36,062)	—
Payment of acquisition-related deferred consideration	(5,800)	—
Net cash used in investing activities	(54,705)	(10,032)
Cash flows from financing activities:
Taxes paid related to the net share settlement of equity awards	(65)	(1,284)
Proceeds from Revolving Credit Agreement	140,000	—
Repayment of Revolving Credit Agreement	(15,000)	—
Repayment of First Lien Debt	(2,095)	(1,938)
Payment of contingent consideration	(245)	—
Net cash (used in) provided by financing activities	122,595	(3,222)
Effect of foreign exchange rate changes on cash	$166	$73
Net increase in cash, cash equivalents, and restricted cash	(21,629)	(73,208)
Cash, cash equivalents, and restricted cash—Beginning of period	39,554	137,981
Cash, cash equivalents, and restricted cash—End of period	$17,925	$64,773

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of gross profit to Adjusted Gross Profit

	Three Months Ended March 31,
(in thousands except percentages)	2024	2023

Gross profit	$105,106	$89,965
Depreciation	151	252
Share-based compensation (1)	2,273	2,458
Restructuring (2)	1,279	13
Acquisition-related expense (3)	173	87
Amortization	18,929	15,769
Adjusted Gross Profit	$127,911	$108,544
Gross Profit Margin (4)	56.8%	56.4%
Adjusted Gross Profit Margin (5)	69.2%	68.1%

(1) Refers to expenses in cost of revenue associated with share-based compensation.
(2)    Refers to expenses in cost of revenue related to migration of customers from legacy to core products, and severance expense related to offshoring activities and executive departures.
(3)    Refers to expenses in cost of revenue incurred to execute and integrate acquisitions, including retention awards, and severance for acquired employees.
(4)    Represents gross profit as a percentage of revenue.
(5)    Represents Adjusted Gross Profit as a percentage of revenue.

Reconciliation of net loss to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands except percentages)	2024	2023

Net loss	$(22,848)	$(14,813)
Add:
Amortization	35,492	30,873
Depreciation	937	918
Interest expense - net (1)	20,996	14,029
Income tax expense (benefit)	4,872	(45)
Share-based compensation	14,685	15,481
Management fees (2)	80	63
Restructuring (3)	3,858	1,366
Acquisition-related expense (4)	3,202	1,534
Adjusted EBITDA	$61,274	$49,406

Net loss margin	(12.4)%	(9.3)%
Adjusted EBITDA Margin (5)	33.1%	31.0%

(1)    Interest expense, net of interest income.
(2)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.

(3)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, loss on modification of debt, nonrecurring litigation expense, and executive departures.
(4)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved, Inc. ("Kinvolved") and Chalk.com Education ULC ("Chalk"). These incremental costs are embedded in our research and development, selling, general and administrative, and cost of revenue line items.
(5)    Represents Adjusted EBITDA as a percentage of revenue.

Reconciliation of net loss to Non-GAAP Net Income

	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023

Net loss	$(22,848)	$(14,813)
Add:
Amortization	35,492	30,873
Depreciation	937	918
Share-based compensation	14,685	15,481
Management fees (1)	80	63
Restructuring (2)	3,858	1,366
Acquisition-related expense (3)	3,202	1,534
Non-GAAP Net Income	$35,407	$35,422

Weighted-average Class A common stock used in computing GAAP net loss per share, basic	165,037,089	160,506,571
Weighted-average Class A common stock used in computing GAAP net loss per share, diluted	202,691,148	160,506,571

Weighted-average shares Class A common stock used in computing Non-GAAP net income, basic	165,037,089	160,506,571
Dilutive impact of LLC Units	37,654,059	37,654,059
Dilutive impact of Restricted Shares and RSUs	926,215	1,262,790
Dilutive impact of Market-share units	510,314	26,027
Weighted-average shares Class A common stock used in computing Non-GAAP net income per share, diluted	204,127,677	199,449,447

GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock, basic	$(0.12)	$(0.07)
Non-GAAP net income attributable to the PowerSchool Holdings, Inc. per share of Class A common stock, basic	$0.21	$0.22
GAAP net loss attributable to the PowerSchool Holdings, Inc. per share of Class A common stock, diluted	$(0.12)	$(0.07)
Non-GAAP net income attributable to the PowerSchool Holdings, Inc. per share of Class A common stock, diluted	$0.17	$0.18

(1)    Refers to expense associated with collaboration with our principal stockholders and their internal consulting groups.
(2)    Refers to costs incurred related to migration of customers from legacy to core products, remaining lease obligations for abandoned facilities, severance expense related to offshoring activities, facility closures, executive departures, loss on modification of debt, and nonrecurring litigation expense.
(3)    Refers to direct transaction and debt-related fees reflected in our acquisition costs line item of our income statement and incremental acquisition-related costs that are incurred to perform diligence, execute and integrate acquisitions, including retention awards and severance for acquired employees, and other transaction and integration expenses. Also, refers to the fair value adjustments recorded to the contingent consideration liability related to the acquisitions of Kinvolved and Chalk. These incremental costs are embedded in our research and development, selling, general and administrative, and cost of revenue line items.

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Operating Expenses

	Three Months Ended March 31,
(in thousands)	2024	2023

GAAP Cost of Revenue - Subscriptions and Support	$46,327	$38,194
Less:
Share-based compensation	1,549	1,556
Restructuring	1,021	—
Acquisition-related expense	136	22
Non-GAAP Cost of Revenue - Subscription and Support	$43,621	$36,616

GAAP Cost of Revenue - Service	$13,383	$14,323
Less:
Share-based compensation	723	902
Restructuring	257	13
Acquisition-related expense	40	65
Non-GAAP Cost of Revenue - Service	$12,363	$13,343

GAAP Research & Development	$31,651	$25,421
Less:
Share-based compensation	3,636	4,072
Restructuring	2,396	105
Acquisition-related expense	493	1,376
Non-GAAP Research & Development	$25,126	$19,868

GAAP Selling, General and Administrative	$52,432	$49,558
Less:
Share-based compensation	8,777	8,951
Management fees	80	63
Restructuring	145	1,248
Acquisition-related expense	1,780	70
Non-GAAP Selling, General and Administrative	$41,650	$39,226

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash used in operating activities	$(89,685)	$(60,027)
Purchases of property and equipment	(3,887)	(356)
Capitalized product development costs	(8,956)	(9,676)
Free Cash Flow	$(102,528)	$(70,059)
Add:
Cash paid for interest on outstanding debt	19,129	13,695
Unlevered Free Cash Flow	$(83,399)	$(56,364)

© PowerSchool. PowerSchool and other PowerSchool marks are trademarks of PowerSchool Holdings, Inc., or its subsidiaries. Other names and brands may be claimed as the property of others.

PWSC-F

Investor Contact:
Shane Harrison
investor.relations@PowerSchool.com
855-707-5100

Media Contact:
Beth Keebler
publicrelations@powerschool.com
503-702-4230

Source: PowerSchool Holdings, Inc.